Hale and Dorr LLP
                               Counsellors At Law
                                 60 State Street
                           Boston, Massachusetts 02109

                          617-526-6000 FAX 617-526-5000





                                                          April 25, 2000



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         Re: Post-Effective Amendment No. 27 to the Registration Statement of The Wright Managed Equity Trust (Trust) File Nos. 2-78047; 811-3489 (PEA no. 27)
                  -------------------------------------------------------

Gentlemen:

     Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 27 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 29, 1998, as exhibit no. 10 to post-effective amendment no. 23.

     The consent may not be used for any purpose other than as set forth above without our further consent.

                                                Very truly yours,

                                              /s/Hale and Dorr LLP

                                                 Hale and Dorr LLP